EXHIBIT 99.1

CDK Global Reports Fourth Quarter and Fiscal 2018 Results; Provides Fiscal 2019 Guidance and Long-Term Growth Outlook

Fourth Quarter Highlights:

  GAAP earnings per share rise 83% to $0.75; adjusted earnings per share rise 38% to $0.87
  GAAP net earnings attributable to CDK margin expands 710 bps to 17.5%; adjusted EBITDA margin expands 450 bps to 36.8%
  Revenues rise 1%

Full Year Highlights:

  GAAP earnings per share rise 40% to $2.78, adjusted earnings per share rise 27% to $3.26
  GAAP net earnings attributable to CDK margin expands 350 bps to 16.8%, adjusted EBITDA margin expands 380 bps to 35.9%
  Revenues rise 2%

Guidance:

  Expect fiscal 2019 net earnings attributable to CDK margin of 17.5% - 18.5%; adjusted EBITDA margin of 39% - 40%
  Provides long-term revenue growth outlook of 4% - 5%

HOFFMAN ESTATES, Ill., Aug. 14, 2018 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) today announced its fourth quarter and fiscal 2018 financial results, its earnings outlook for fiscal 2019 and long-term growth outlook.

Fiscal 2018 Results

Year-over-year highlights are below:

Fiscal 2018 Results	GAAP	Adjusted
Revenues	up 2% to $2,273.2 million	up 2% to $2,273.2 million
Earnings before income taxes	up 18% to $512.0 million	up 9% to $642.2 million
Net earnings attributable to CDK	up 29% to $380.8 million	up 17% to $446.6 million
Diluted net earnings attributable to CDK per share	up 40% to $2.78 per share	up 27% to $3.26 per share
Margin	Net earnings attributable to CDK margin up 350 bps to 16.8%	EBITDA margin up 380 bps to 35.9%

Fourth Quarter Fiscal 2018 Results	GAAP	Adjusted
Revenues	up 1% to $569.2 million	up 1% to $569.2 million
Earnings before income taxes	up 45% to $136.9 million	up 12% to $163.7 million
Net earnings attributable to CDK	up 69% to $99.4 million	up 26% to $114.6 million
Diluted net earnings attributable to CDK per share	up 83% to $0.75 per share	up 38% to $0.87 per share
Margin	Net earnings attributable to CDK margin up 710 bps to 17.5%	EBITDA margin up 450 bps to 36.8%

“We had outstanding sales in the quarter and fiscal year that provide the momentum to accelerate future growth,” said Brian MacDonald, chief executive officer. “We are pleased with the overachievement of our adjusted EBITDA margin target of 35% for fiscal 2018, and are well on our way to achieving the 40% adjusted EBITDA margin exit target for fiscal 2019 while investing in innovation, the core operations of the business, and acquisitions.”

Please refer to the tables at the end of this release for a reconciliation of the GAAP results to the non-GAAP results, which we refer to as our adjusted results throughout the body of this press release. Results below reflect year-over-year comparisons.

As described below under the Non-GAAP Financial Measures section at the end of this press release, effective July 1, 2017, we began incorporating additional adjustments within our calculations of certain adjusted financial measures, including adjusted net earnings attributable to CDK, adjusted EBITDA and adjusted EBITDA margin.  Each adjusted growth rate is shown against a comparably calculated fiscal 2017 figure.

Impacts to the Fiscal Year:

  Foreign exchange rates: Growth in revenues and earnings before income taxes were both positively impacted by 1 percentage point by foreign exchange rates.

  Tax rate: The GAAP effective tax rate for fiscal 2018 was 24.1% compared to 30.5% last year.  The adjusted effective tax rate for fiscal 2018 was 29.1% compared to 34.2% last year.

Impacts to the Fourth Quarter:

  Foreign exchange rates: Growth in revenues and earnings before income taxes were both positively impacted by 1 percentage point by foreign exchange rates.

  Tax rate: The GAAP effective tax rate for the fourth quarter of fiscal 2018 was 25.8% compared to 35.3% in last year’s fourth quarter.  The adjusted effective tax rate for the fourth quarter of fiscal 2018 was 28.6% compared to 36.2% in last year’s fourth quarter.

CDK Segment Information

CDK North America: Retail Solutions North America

Fiscal 2018 Results

  Revenues increased 1% to $1,611.1 million.  On a constant currency basis, revenues were flat.
  GAAP earnings before income taxes increased 9% to $659.0 million; adjusted earnings before income taxes increased 13% to $682.0 million.  On a constant currency basis, earnings before income taxes increased 12%.
  GAAP pretax margin expanded 310 bps to 40.9%; adjusted pretax margin expanded 440 bps to 42.3%.  Margin expansion was primarily driven by operating efficiencies associated with the business transformation plan, scale from increased subscription revenues, and lower incentive compensation.

Fourth Quarter Fiscal 2018 Results

  Revenues declined 1% to $402.1 million.  On a constant currency basis, revenues also declined 1%.
  GAAP earnings before income taxes increased 7% to $170.0 million; adjusted earnings before income taxes increased 10% to $174.4 million.  On a constant currency basis, earnings before income taxes increased 9%.
  GAAP pretax margin expanded 330 bps to 42.3%; adjusted pretax margin expanded 420 bps to 43.4%.  Margin expansion was primarily driven by operating efficiencies associated with the business transformation plan, scale from increased subscription revenues, and lower incentive compensation.

CDK North America: Advertising North America

Fiscal 2018 Results

  Revenues declined by 1% to $305.8 million.
  GAAP earnings before income taxes decreased 16% to $37.1 million; adjusted earnings before income taxes decreased 16% to $37.2 million.
  GAAP pretax margin declined 230 bps to 12.1%; adjusted pretax margin declined 220 bps to 12.2% primarily due to a shift in revenue mix.

Fourth Quarter Fiscal 2018 Results

  Revenues declined by 3% to $75.0 million.
  GAAP earnings before income taxes decreased 41% to $7.6 million; adjusted earnings before income taxes decreased 40% to $7.7 million.
  GAAP pretax margin declined 650 bps to 10.1%; adjusted pretax margin declined 630 bps to 10.3% primarily due to a shift in revenue mix and timing of media spend.

CDK International

Fiscal 2018 Results

  Revenues increased 14% to $356.3 million.  On a constant currency basis, revenues increased 7%.
  Earnings before income taxes increased 30% to $97.7 million. On a constant currency basis, earnings before income taxes increased 23%.
  Pretax margin expanded 340 bps to 27.4% primarily due to scale from increased revenues, operating efficiencies associated with the business transformation plan, and lower incentive compensation.

Fourth Quarter Fiscal 2018 Results

  Revenues increased 13% to $92.1 million.  On a constant currency basis, revenues increased 6%.
  Earnings before income taxes increased 38% to $27.4 million. On a constant currency basis, earnings before income taxes increased 31%.
  Pretax margin expanded 530 bps to 29.8% primarily due to scale from increased revenues, operating efficiencies associated with the business transformation plan, and lower incentive compensation.

Fiscal 2019 Guidance

The guidance provided does not reflect the impact of our adoption of ASC 2014-09 “Revenue from Contracts with Customers” (“ASC 606”), which we are adopting for fiscal year 2019 using the modified retrospective transition method.  We will not recast historical information and will report financial results in fiscal 2019 under both standards for the transition year.  Under the new standard, in fiscal 2019 we expect to recognize less revenue primarily due to the change in timing of revenue recognition related to on-site software licenses, which is partially offset by the ability to capitalize more costs to obtain and fulfil our contracts.  Our assessment for fiscal 2019 is ongoing and subject to finalization, and therefore we will not provide guidance on the ASC 606 basis at this time.

Fiscal 2019 Guidance
Revenues	up (1.0%) - 1.0%
Diluted earnings attributable to	$3.20 - $3.30
CDK per share	up 15.0% - 19.0%
Adjusted diluted earnings attributable to	$3.85 - $3.95
CDK per share	up 15.0% - 18.0%
Net earnings attributable to CDK	up 6.0% - 10.0%
Margin	17.5% - 18.5%
Adjusted EBITDA	up 8.0% - 12.0%
Margin	39.0% - 40.0%

As described below under the Non-GAAP Financial Measures section of this press release, effective July 1, 2018 and commencing with fiscal 2019 guidance, we will adjust for amortization of acquired intangible assets within our calculations of adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, and adjusted diluted net earnings attributable to CDK per share.  For purposes of calculating and presenting the fiscal 2019 guidance each adjusted growth rate is shown against a comparably calculated fiscal 2018 figure.

Tax Rate

We anticipate our GAAP effective tax rate for fiscal 2019 will be 25.0% - 26.0% compared to 24.1% for fiscal 2018.  The adjusted effective tax rate for fiscal 2019 is expected to be 25.0% - 26.0% compared to 29.1% for fiscal 2018.

Long-Term Growth Outlook

We are updating our growth expectations for fiscal years 2020 and beyond.  We will conduct an investor roadshow to discuss the growth outlook in more detail; please stay tuned for more information.

Fiscal 2020 and Beyond Growth Outlook
Revenues	up 4.0% - 5.0%
Adjusted EBITDA	up 8% - 12%
Adjusted diluted net earnings attributable to CDK per share	up 15% - 20%

For our fiscal 2020 and beyond long-term growth outlook of adjusted EBITDA and adjusted diluted net earnings attributable to CDK per share, the information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control.  Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, no reconciliation is being provided at this time.

Website Schedules

Other financial information, including financial statements and supplementary schedules presented on a GAAP and adjusted basis, and the schedule of quarterly revenues and pretax earnings by reportable segment have been updated for the fourth quarter and full year of fiscal 2018 and will be posted to the CDK Investor Relations website, http://investors.cdkglobal.com, in the “Financial Information” section.

Webcast and Conference Call

An analyst conference call will be held today, Tuesday, August 14, 2018, at 7:30 a.m. CT. A live webcast of the call will be available on a listen-only basis. To listen to the webcast go to the CDK Investor Relations website, http://investors.cdkglobal.com, and click on the webcast icon. An accompanying slide presentation will be available to download and print about 60 minutes before the webcast at the CDK Investor Relations website at http://investors.cdkglobal.com. CDK financial news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About CDK Global

With more than $2 billion in revenues, CDK Global (Nasdaq:CDK) is a leading global provider of integrated information technology and digital marketing solutions to the automotive retail and adjacent industries. Focused on enabling end-to-end automotive commerce, CDK Global provides solutions to dealers in more than 100 countries around the world, serving approximately 28,000 retail locations and most automotive manufacturers. CDK solutions automate and integrate all parts of the dealership and buying process from targeted digital advertising and marketing campaigns to the sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit cdkglobal.com.

CDK Global, Inc.
Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues	$569.2	$565.4	$2,273.2	$2,220.2

Expenses:
Cost of revenues	288.5	308.9	1,182.0	1,234.9
Selling, general and administrative expenses	118.2	135.7	475.8	477.7
Restructuring expenses	4.3	8.1	20.9	18.4
Total expenses	411.0	452.7	1,678.7	1,731.0

Operating earnings	158.2	112.7	594.5	489.2

Interest expense	(25.3)	(19.1)	(95.9)	(57.2)
Other income, net	4.0	0.5	13.4	3.3

Earnings before income taxes	136.9	94.1	512.0	435.3

Provision for income taxes	(35.3)	(33.2)	(123.3)	(132.8)

Net earnings	101.6	60.9	388.7	302.5
Less: net earnings attributable to noncontrolling interest	2.2	2.2	7.9	6.9
Net earnings attributable to CDK	$99.4	$58.7	$380.8	$295.6

Net earnings attributable to CDK per share:
Basic	$0.76	$0.41	$2.80	$2.01
Diluted	$0.75	$0.41	$2.78	$1.99

Weighted-average common shares outstanding:
Basic	131.3	142.7	135.8	146.7
Diluted	132.4	144.5	136.8	148.2

CDK Global, Inc.
Consolidated Balance Sheets
(In millions)

	June 30,	June 30,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$804.4	$726.1
Accounts receivable, net of allowances	374.6	372.1
Other current assets	188.3	180.6
Total current assets	1,367.3	1,278.8

Property, plant and equipment, net	131.9	135.0
Other assets	165.5	184.1
Goodwill	1,217.2	1,181.2
Intangible assets, net	126.5	104.0
Total assets	$3,008.4	$2,883.1

Liabilities and Stockholders' Deficit
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$45.2	$46.5
Accounts payable	50.5	38.9
Accrued expenses and other current liabilities	198.0	188.7
Accrued payroll and payroll-related expenses	85.7	106.2
Short-term deferred revenues	169.0	172.3
Total current liabilities	548.4	552.6

Long-term debt and capital lease obligations	2,575.5	2,125.2
Long-term deferred revenues	110.4	136.1
Deferred income taxes	56.7	65.9
Other liabilities	64.7	60.1
Total liabilities	3,355.7	2,939.9

Stockholders' Deficit:
Preferred stock	—	—
Common stock	1.6	1.6
Additional paid-in-capital	679.8	608.6
Retained earnings	753.0	452.7
Treasury stock, at cost	(1,810.7)	(1,144.7)
Accumulated other comprehensive income	11.5	8.0
Total CDK stockholders' deficit	(364.8)	(73.8)
Noncontrolling interest	17.5	17.0
Total stockholders' deficit	(347.3)	(56.8)
Total liabilities and stockholders' deficit	$3,008.4	$2,883.1

CDK Global, Inc.
Consolidated Statements of Cash Flows
(In millions)

	Years Ended June 30,
	2018	2017	2016
Cash Flows from Operating Activities:
Net earnings	$388.7	$302.5	$246.8
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	79.1	70.3	64.0
Deferred income taxes	(10.1)	20.9	(3.6)
Stock-based compensation expense	35.7	55.4	36.4
Other	5.0	4.6	(5.6)
Changes in operating assets and liabilities, net of effects from acquisitions
Increase in accounts receivable	(2.8)	(8.3)	(57.0)
Decrease (increase) in other assets	7.9	(1.9)	3.0
Increase in accounts payable	11.8	4.4	15.3
(Decrease) increase in accrued expenses and other liabilities	(53.7)	(16.9)	20.8
Net cash flows provided by operating activities	461.6	431.0	320.1

Cash Flows from Investing Activities:
Capital expenditures	(46.0)	(62.4)	(50.8)
Proceeds from sale of property, plant and equipment	1.8	0.5	1.1
Capitalized software	(41.1)	(31.8)	(13.5)
Acquisitions of businesses, net of cash acquired	(29.0)	—	(18.1)
Contributions to investments	—	(2.1)	(10.0)
Proceeds from investments	0.8	7.9	9.7
Net cash flows used in investing activities	(113.5)	(87.9)	(81.6)

Cash Flows from Financing Activities:
Proceeds from long-term debt	500.0	1,000.0	250.0
Repayments of long-term debt and capital lease obligations	(46.4)	(36.9)	(20.0)
Dividends paid to stockholders	(80.1)	(80.7)	(82.3)
Repurchases of common stock	(623.6)	(700.0)	(561.0)
Proceeds from exercise of stock options	8.9	14.7	6.7
Excess tax benefit from stock-based compensation awards	—	—	8.9
Withholding tax payments for stock-based compensation awards	(10.6)	(12.2)	(8.7)
Payments of deferred financing costs	(7.9)	(10.6)	(2.1)
Dividend payments to noncontrolling owners	(7.4)	(6.3)	(5.0)
Acquisition-related payments	(4.1)	(8.1)	(6.2)
Recovery of dividends paid	—	—	0.4
Net cash flows (used in) provided by financing activities	(271.2)	159.9	(419.3)

Effect of exchange rate changes on cash and cash equivalents	1.4	4.0	(8.3)

Net change in cash and cash equivalents	78.3	507.0	(189.1)

Cash and cash equivalents, beginning of period	726.1	219.1	408.2

Cash and cash equivalents, end of period	$804.4	$726.1	$219.1

CDK Global, Inc.
Segment Financial Data
(In millions)
(Unaudited)

As described below under the Non-GAAP Financial Measures section of this press release, effective July 1, 2017, we began incorporating additional adjustments within our calculations of adjusted earnings before income taxes, where management has deemed it appropriate to better reflect our underlying operations. Other segment information for fiscal 2017 has been restated to exclude stock-based compensation from adjusted earnings before income taxes to conform to the new presentation.

	Segment Revenues
	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2018	2017	$	%	2018	2017	$	%
CDK North America:
Retail Solutions North America:
Subscription revenue	$327.3	$319.5	$7.8	2%	1,306.3	$1,261.4	$44.9	4%
Transaction revenue	42.2	46.3	(4.1)	(9)%	164.0	179.5	(15.5)	(9)%
Other revenue	32.6	40.8	(8.2)	(20)%	140.8	159.8	(19.0)	(12)%
Total Retail Solutions North America (a)	$402.1	$406.6	$(4.5)	(1)%	$1,611.1	$1,600.7	$10.4	1%
Advertising North America (b)	75.0	77.5	(2.5)	(3)%	305.8	307.6	(1.8)	(1)%
CDK International (c)	92.1	81.3	10.8	13%	356.3	311.9	44.4	14%
Total	$569.2	$565.4	$3.8	1%	$2,273.2	$2,220.2	$53.0	2%

	Adjusted Segment Earnings before Income Taxes
	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2018	2017	$	%	2018	2017	$	%
Retail Solutions North America (a)	$174.4	$159.2	$15.2	10%	$682.0	$606.2	$75.8	13%
Margin	43.4%	39.2%	420 bps		42.3%	37.9%	440 bps
Advertising North America (b)	7.7	12.9	(5.2)	(40)%	37.2	44.4	(7.2)	(16)%
Margin	10.3%	16.6%	-630 bps		12.2%	14.4%	-220 bps
CDK International (c)	27.4	19.9	7.5	38%	97.7	$75.0	22.7	30%
Margin	29.8%	24.5%	530 bps		27.4%	24.0%	340 bps
Other (d)	(45.8)	(46.4)	0.6	1%	(174.7)	(137.0)	(37.7)	(28)%
Total	$163.7	$145.6	$18.1	12%	$642.2	$588.6	$53.6	9%
Margin	28.8%	25.8%	300 bps		28.3%	26.5%	180 bps

(a) The table below presents a reconciliation of revenues to constant currency revenues and earnings before income taxes to constant currency adjusted earnings before income taxes for the Retail Solutions North America (RSNA) segment.

	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2018	2017	$	%	2018	2017	$	%
Revenues	$402.1	$406.6	$(4.5)	(1)%	$1,611.1	$1,600.7	$10.4	1%
Impact of exchange rates	(1.0)	—			(4.5)	—
Constant currency revenues (e)	$401.1	$406.6	$(5.5)	(1)%	$1,606.6	$1,600.7	$5.9	—%

Earnings before income taxes	$170.0	$158.5	$11.5	7%	$659.0	$605.5	$53.5	9%
Margin %	42.3%	39.0%	330 bps		40.9%	37.8%	310 bps
Acquisition and integration-related expenses	2.4	0.7			15.6	0.7
Legal and regulatory expenses related to competition matters	2.0	—			7.4	—
Adjusted earnings before income taxes (e)	$174.4	$159.2	$15.2	10%	$682.0	$606.2	$75.8	13%
Adjusted margin %	43.4%	39.2%	420 bps		42.3%	37.9%	440 bps
Impact of exchange rates	(0.6)	—			(2.4)	—
Constant currency adjusted earnings before income taxes (e)	$173.8	$159.2	$14.6	9%	$679.6	$606.2	$73.4	12%

(b) The table below presents a reconciliation of earnings before income taxes to adjusted earnings before income taxes for the Advertising North America (ANA) segment.

	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2018	2017	$	%	2018	2017	$	%
Earnings before income taxes	$7.6	$12.9	$(5.3)	(41)%	$37.1	$44.4	$(7.3)	(16)%
Margin %	10.1%	16.6%	-650 bps		12.1%	14.4%	-230 bps
Acquisition and integration-related expenses	0.1	—			0.1	—
Adjusted earnings before income taxes (e)	$7.7	$12.9	$(5.2)	(40)%	$37.2	$44.4	$(7.2)	(16)%
Adjusted margin %	10.3%	16.6%	-630 bps		12.2%	14.4%	-220 bps

(c) There are no non-GAAP adjustments to revenues and earnings before income taxes for the CDK International (CDKI) segment. The table below presents a reconciliation of revenues to constant currency revenues and earnings before income taxes to constant currency earnings before income taxes for the CDKI segment.

	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2018	2017	$	%	2018	2017	$	%
Revenues	$92.1	$81.3	$10.8	13%	$356.3	$311.9	$44.4	14%
Impact of exchange rates	(5.6)	—			(22.6)	—
Constant currency revenues (e)	$86.5	$81.3	$5.2	6%	$333.7	$311.9	$21.8	7%

Earnings before income taxes	$27.4	$19.9	$7.5	38%	$97.7	$75.0	$22.7	30%
Margin %	29.8%	24.5%	530 bps		27.4%	24.0%	340 bps
Impact of exchange rates	(1.3)	—			(5.3)	—
Constant currency earnings before income taxes (e)	$26.1	$19.9	$6.2	31%	$92.4	$75.0	$17.4	23%

(d) The table below presents a reconciliation of loss before income taxes to constant currency adjusted loss before income taxes for the Other segment.

	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2018	2017	$	%	2018	2017	$	%
Loss before income taxes	$(68.1)	$(97.2)	$29.1	30%	$(281.8)	$(289.6)	$7.8	3%
Restructuring expenses	4.3	8.1			20.9	18.4
Other business transformation expenses	10.2	18.9			50.3	78.1
Total stock-based compensation	7.8	23.1			35.7	55.4
Officer transition expense	—	0.7			0.6	0.7
Tax matters indemnification gain, net	—	—			(0.4)	—
Adjusted loss before income taxes (e)	$(45.8)	$(46.4)	$0.6	1%	$(174.7)	$(137.0)	$(37.7)	(28)%
Impact of exchange rates	0.1	—			(0.8)	—
Constant currency adjusted loss before income taxes (e)	$(45.7)	$(46.4)	$0.7	2%	$(175.5)	$(137.0)	$(38.5)	(28)%

(e) Refer to the Non-GAAP Financial Measures section of this press release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Consolidated Adjusted Financial Information
(In millions, except per share amounts)
(Unaudited)

As described below under the Non-GAAP Financial Measures section of this press release, effective July 1, 2017, we began incorporating additional adjustments within our calculations of adjusted earnings before income taxes, where management has deemed it appropriate to better reflect our underlying operations. Information for the three months and year ended June 30, 2017 has been restated to exclude stock-based compensation from adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, and adjusted net earnings attributable to CDK per share to conform to the new presentation.

	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2018	2017	$	%	2018	2017	$	%
Revenues	$569.2	$565.4	$3.8	1%	$2,273.2	$2,220.2	$53.0	2%
Impact of exchange rates	(6.6)	—			(27.1)	—
Constant currency revenues (a)	$562.6	$565.4	$(2.8)	—%	$2,246.1	$2,220.2	$25.9	1%

Earnings before income taxes	$136.9	$94.1	$42.8	45%	$512.0	$435.3	$76.7	18%
Margin	24.1%	16.6%	750 bps		22.5%	19.6%	290 bps
Restructuring expenses	4.3	8.1			20.9	18.4
Other business transformation expenses (b)	10.2	18.9			50.3	78.1
Total stock-based compensation	7.8	23.1			35.7	55.4
Acquisition and integration-related expenses	2.5	0.7			15.7	0.7
Officer transition expense (b)	—	0.7			0.6	0.7
Legal and regulatory expenses related to competition matters	2.0	—			7.4	—
Tax matters indemnification gain, net	—	—			(0.4)	—
Adjusted earnings before income taxes (a)	$163.7	$145.6	$18.1	12%	$642.2	$588.6	$53.6	9%
Adjusted margin	28.8%	25.8%	300 bps		28.3%	26.5%	180 bps
Impact of exchange rates	(1.8)	—			(8.5)	—
Constant currency adjusted earnings before income taxes (a)	$161.9	$145.6	$16.3	11%	$633.7	$588.6	$45.1	8%

Provision for income taxes	$35.3	$33.2	$2.1	6%	$123.3	$132.8	$(9.5)	(7)%
Effective tax rate	25.8%	35.3%			24.1%	30.5%
Income tax effect of pre-tax adjustments	7.8	18.5			39.7	55.5
Excess tax benefit from stock-based compensation	0.1	1.0			5.1	13.1
Pre spin-off filed tax return adjustment	—	—			0.4	—
Impact of U.S. tax reform act	3.6	—			18.5	—
Adjusted provision for income taxes (a)	$46.8	$52.7	$(5.9)	(11)%	$187.0	$201.4	$(14.4)	(7)%
Adjusted effective tax rate	28.6%	36.2%			29.1%	34.2%

Net earnings	$101.6	$60.9	$40.7	67%	$388.7	$302.5	$86.2	28%
Less: net earnings attributable to noncontrolling interest	2.2	2.2			7.9	6.9
Net earnings attributable to CDK	99.4	58.7	40.7	69%	380.8	295.6	85.2	29%
Restructuring expenses (c)	4.3	8.1			20.6	18.4
Other business transformation expenses (b) (c)	10.1	18.9			50.0	78.1
Total stock-based compensation (c)	7.8	23.1			35.6	55.4
Acquisition and integration-related expenses	2.5	0.7			15.7	0.7
Officer transition expense	—	0.7			0.6	0.7
Legal and regulatory expenses related to competition matters	2.0	—			7.4	—
Tax matters indemnification gain, net	—	—			(0.4)	—
Income tax effect of pre-tax adjustments	(7.8)	(18.5)			(39.7)	(55.5)
Excess tax benefit from stock-based compensation	(0.1)	(1.0)			(5.1)	(13.1)
Pre spin-off filed tax return adjustment	—	—			(0.4)	—
Impact of U.S. tax reform act	(3.6)	—			(18.5)	—
Adjusted net earnings attributable to CDK (a)	$114.6	$90.7	$23.9	26%	$446.6	$380.3	$66.3	17%

Diluted earnings attributable to CDK per share	$0.75	$0.41	$0.34	83%	2.78	1.99	$0.79	40%
Restructuring expenses (c)	0.03	0.06			0.15	0.12
Other business transformation expenses (b) (c)	0.08	0.14			0.37	0.54
Total stock-based compensation (c)	0.06	0.16			0.26	0.37
Acquisition and integration-related expenses	0.02	—			0.12	—
Officer transition expense	—	—			—	—
Legal and regulatory expenses related to competition matters	0.02	—			0.05	—
Tax matters indemnification gain, net	—	—			—	—
Income tax effect of pre-tax adjustments	(0.06)	(0.13)			(0.29)	(0.37)
Excess tax benefit from stock-based compensation	—	(0.01)			(0.04)	(0.08)
Pre spin-off filed tax return adjustment	—	—			—	—
Impact of U.S. tax reform act	(0.03)	—			(0.14)	—
Adjusted diluted earnings attributable to CDK per share	$0.87	$0.63	$0.24	38%	3.26	2.57	$0.69	27%

Weighted-average common shares outstanding:
Diluted	132.4	144.5			136.8	148.2

	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2018	2017	$	%	2018	2017	$	%
Net earnings attributable to CDK	$99.4	$58.7	$40.7	69%	$380.8	$295.6	$85.2	29%
Margin	17.5%	10.4%	710 bps		16.8%	13.3%	350 bps
Net earnings attributable to noncontrolling interest	2.2	2.2			7.9	6.9
Provision for income taxes	35.3	33.2			123.3	132.8
Interest expense	25.3	19.1			95.9	57.2
Depreciation and amortization	20.5	18.3			79.1	70.3
Total stock-based compensation	7.8	23.1			35.7	55.4
Restructuring expenses	4.3	8.1			20.9	18.4
Other business transformation expenses	10.2	18.7			50.1	75.6
Acquisition and integration-related expenses	2.5	0.7			15.7	0.7
Officer transition expense	—	0.7			0.6	0.7
Legal and regulatory expenses related to competition matters	2.0	—			7.4	—
Tax matters indemnification gain, net	—	—			(0.4)	—
Adjusted EBITDA (a)	$209.5	$182.8	$26.7	15%	$817.0	$713.6	$103.4	14%
Adjusted margin	36.8%	32.3%	450 bps		35.9%	32.1%	380 bps

	Fiscal Year Ended
	June 30,
	2018	2017
Net cash flows provided by operating activities	$461.6	$431.0
Capital expenditures	(46.0)	(62.4)
Capitalized software	(41.1)	(31.8)
Free cash flow (a)	$374.5	$336.8

(a) Refer to the Non-GAAP Financial Measures section of this press release for additional information on our non-GAAP adjustments.

(b) Stock-based compensation expense has been removed from business transformation and officer transition expense for the three months and year ended June 30, 2017. Refer to the Non-GAAP Financial Measures section of this press release for additional information on changes to our non-GAAP adjustments.

(c) The portion of expense related to noncontrolling interest has been removed from restructuring expenses, business transformation expense, and stock-based compensation for the three months and year ended June 30, 2018.

CDK Global, Inc.
Consolidated Fiscal 2019 Guidance
(In millions, except per share amounts)
(Unaudited)

As described below under the Non-GAAP Financial Measures section of this press release, effective July 1, 2018 and commencing with fiscal 2019 guidance, we will adjust for amortization of acquired intangible assets within our calculations of adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, and adjusted diluted net earnings attributable to CDK per share. The table below includes these adjustments for fiscal 2018 for purposes of calculating and presenting the fiscal 2019 guidance.

	Fiscal 2018	Fiscal 2019 under ASC 605 (a)
	Actuals	Point Estimate (b)	Guidance
Revenues	$2,273.2	$2,275.0	Increase (1) - 1%

Earnings before income taxes	$512.0	$561.0
Restructuring expenses	20.9	38.0
Other business transformation expenses	50.3	27.0
Total stock-based compensation	35.7	31.0
Amortization of acquired intangible assets	15.9	14.0
Acquisition and integration-related expenses	15.7	1.0
Officer transition expense	0.6	—
Legal and regulatory expenses related to competition matters	7.4	15.0
Tax matters indemnification gain, net	(0.4)	—
Adjusted earnings before income taxes (c)	$658.1	$687.0

Provision for income taxes	$123.3	$143.0
Effective tax rate	24.1%	25.5%	25 - 26%
Income tax effect of pre-tax adjustments	44.3	30.0
Excess tax benefit from stock-based compensation	5.1	4.0
Pre spin-off filed tax return adjustment	0.4	—
Impact of U.S. tax reform act	18.5	—
Adjusted provision for income taxes (c)	$191.6	$177.0
Adjusted effective tax rate	29.1%	25.8%	25 - 26%

Net earnings	$388.7	$418.0
Less: net earnings attributable to noncontrolling interest	7.9	8.0
Net earnings attributable to CDK	$380.8	$410.0
Restructuring expenses	20.6	38.0
Other business transformation expenses	50.0	27.0
Total stock-based compensation	35.6	31.0
Amortization of acquired intangible assets	15.7	14.0
Acquisition and integration-related expenses	15.7	1.0
Officer transition expense	0.6	—
Legal and regulatory expenses related to competition matters	7.4	15.0
Tax matters indemnification gain, net	(0.4)	—
Income tax effect of pre-tax adjustments	(44.3)	(30.0)
Excess tax benefit from stock-based compensation	(5.1)	(4.0)
Pre spin-off filed tax return adjustment	(0.4)	—
Impact of U.S. tax reform act	(18.5)	—
Adjusted net earnings attributable to CDK (c)	$457.7	$502.0

Diluted net earnings attributable to CDK per share	$2.78	$3.23	$3.20 - 3.30
Growth %			Increase 15 - 19%
Restructuring expenses	0.15	0.30
Other business transformation expenses	0.37	0.21
Total stock-based compensation	0.26	0.24
Amortization of acquired intangible assets	0.12	0.11
Acquisition and integration-related expenses	0.12	0.01
Officer transition expense	—	—
Legal and regulatory expenses related to competition matters	0.05	0.12
Tax matters indemnification gain, net	—	—
Income tax effect of pre-tax adjustments	(0.32)	(0.24)
Excess tax benefit from stock-based compensation	(0.04)	(0.03)
Pre spin-off filed tax return adjustment	—	—
Impact of U.S. tax reform act	(0.14)	—
Adjusted diluted net earnings attributable to CDK per share (c)	$3.35	$3.95	$3.85 - 3.95
Growth %			Increase 15 - 18%

	Fiscal 2018	Fiscal 2019 under ASC 605 (a)
	Actuals	Point Estimate (b)	Guidance
Revenues	$2,273.2	$2,275.0

Net earnings attributable to CDK	$380.8	$410.0	Increase 6 - 10%
Margin	16.8%	18.0%	17.5 - 18.5%
Net earnings attributable to noncontrolling interest	7.9	8.0
Provision for income taxes	123.3	143.0
Interest expense	95.9	135.0
Depreciation and amortization	79.1	92.0
Total stock-based compensation	35.7	31.0
Restructuring expenses	20.9	38.0
Other business transformation expenses	50.1	27.0
Acquisition and integration-related expenses	15.7	1.0
Officer transition expense	0.6	—
Legal and regulatory expenses related to competition matters	7.4	15.0
Tax matters indemnification gain, net	(0.4)	—
Adjusted EBITDA (c)	$817.0	$900.0	Increase 8 - 12%
Adjusted margin	35.9%	39.6%	39 - 40%

(a) The guidance provided does not reflect the impact of our adoption of ASC 2014-09 “Revenue from Contracts with Customers” (“ASC 606”), which we are adopting for fiscal year 2019.  Our assessment for fiscal 2019 is ongoing and subject to finalization, and therefore we will not provide guidance on the ASC 606 basis at this time.

(b) The point estimates are arbitrary amounts within the guidance ranges provided and are not meant to represent CDK's forecast of actual results. They are used solely to provide a means to reconcile each non-GAAP guidance range to the most directly comparable GAAP measure in dollars and percentages, where applicable.

(c) Refer to the Non-GAAP Financial Measures section of this press release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Performance Metrics
(Unaudited)

CDK management regularly reviews the following key performance measures to evaluate business results and make operating and strategic decisions. These measures are intended to provide directional information regarding trends in our recurring subscription revenues. The following table summarizes these measures for recurring subscription revenues in our segments:

	For the three months ended
	September 30, 2016 (a)	December 31, 2016 (a)	March 31, 2017 (a)	June 30, 2017 (a)	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018
RSNA
Automotive
DMS Customer Sites (b)	9,232	9,184	9,157	9,081	9,020	9,029	8,917	8,933
Avg Revenue Per Site (c)	$7,803	$7,875	$7,975	$8,070	$8,285	$8,410	$8,483	$8,594

Adjacencies
DMS Customer Sites (b)	5,380	5,415	5,523	5,530	5,523	5,577	5,613	5,624
Avg Revenue Per Site (c)	$1,556	$1,569	$1,575	$1,578	$1,602	$1,600	$1,619	$1,646

Total RSNA
DMS Customer Sites (b)	14,612	14,599	14,680	14,611	14,543	14,606	14,530	14,557
Avg Revenue Per Site (c)	$5,507	$5,538	$5,570	$5,616	$5,750	$5,814	$5,836	$5,913

Total Websites (d)	6,625	6,789	6,931	6,879	6,858	6,817	6,801	6,953

CDKI
DMS Customer Sites (b)	13,373	13,424	13,419	13,477	13,496	13,559	13,537	13,274
Avg Revenue Per site (c)	$1,181	$1,199	$1,226	$1,249	$1,266	$1,290	$1,310	$1,339

(a) Average revenue per Dealer Management System (DMS) customer site has been updated for fiscal 2017 to reflect budgeted foreign exchange rates for fiscal 2018.

(b) DMS Customer Sites - We track the number of retail customer sites with an active DMS that sell vehicles in the automotive and adjacent markets as an indicator of our opportunity set for generating subscription revenue. We consider a DMS to be active if we have billed a subscription fee for that solution during the most recently ended calendar month. Adjacent markets include heavy truck dealerships that provide vehicles to the over-the-road trucking industry, recreation dealerships in the motorcycle, marine, and recreational vehicle industries, and heavy equipment dealerships in the agriculture and construction equipment industries.

(c) Average Revenue Per DMS Customer Site - Average revenue per DMS customer site is an indicator of the adoption of our solutions by DMS customers, and we monitor changes in this metric to measure the effectiveness of our strategy to deepen our relationships with our current customer base through upgrading and expanding solutions. We calculate average revenue per DMS customer site by dividing revenue generated from our solutions, including revenue generated from websites, in an applicable period by the average number of DMS customer sites in the same period. The metric excludes subscription revenue generated by customers not included in our DMS customer site count as well as subscription revenue related to certain installation and training activities that is deferred then recognized as revenue over the life of the contract. Revenue underlying this metric is based on budgeted foreign exchange rates. When we discuss growth in average revenue per DMS customer site, revenue for the comparable prior period has been adjusted to reflect budgeted foreign exchange rates for the current period.

(d) Websites - For the RSNA segment, we track the number of websites that we host and develop for our OEM and automotive retail customers as an indicator of business activity, regardless of whether or not the website is tied to a DMS customer site. The number of websites as of a specified date is the total number of full function dealer websites or portals that are currently accessible as of the end of the most recent calendar month.

Non-GAAP Financial Measures

We disclose certain financial measures for our consolidated and operating segment results on both a GAAP and a non-GAAP (adjusted) basis. The non-GAAP financial measures disclosed should be viewed in addition to, and not as an alternative to, results prepared in accordance with GAAP.  Our use of each of the following non-GAAP financial measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures, or reconcile them to the comparable GAAP financial measures, in the same way.

Non-GAAP Financial Measure	Comparable GAAP Financial Measure
Adjusted earnings before income taxes	Earnings before income taxes
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings attributable to CDK	Net earnings attributable to CDK
Adjusted diluted earnings attributable to CDK per share	Diluted earnings attributable to CDK per share
Adjusted EBITDA	Net earnings attributable to CDK
Adjusted EBITDA margin	Net earnings attributable to CDK margin
Constant currency revenues	Revenues
Constant currency adjusted earnings before income taxes	Earnings before income taxes
Free cash flow	Net cash flows provided by operating activities

We use adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted earnings attributable to CDK per share, adjusted EBITDA and adjusted EBITDA margin internally to evaluate our performance on a consistent basis, because the measures adjust for the impact of certain items that we believe do not directly reflect our underlying operations. By adjusting for these items we believe we have more precise inputs for use as factors in (i) our budgeting process, (ii) making financial and operational decisions, (iii) evaluating ongoing segment and overall operating performance on a consistent period-to-period basis and relative to our competitors, (iv) target leverage calculations, (v) debt covenant calculations, and (vi) determining incentive-based compensation.

We believe our non-GAAP financial measures are helpful to users of the financial statements because they (i) provide investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permit investors to view performance using the same tools that management uses, and (iii) otherwise provide supplemental information that may be useful to investors in evaluating our ongoing operating results on a consistent basis. We believe that the presentation of these non-GAAP financial measures, when considered in addition to the corresponding GAAP financial measures and the reconciliations to those measures disclosed below, provides investors with a fuller understanding of the factors and trends affecting our business than could be obtained absent these disclosures.

Effective July 1, 2017, we began incorporating additional adjustments within our calculations of adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted net earnings attributable to CDK per share, adjusted EBITDA, and adjusted EBITDA margin where management has deemed it appropriate to better reflect our underlying operations. For fiscal 2018, management modified fiscal year ended June 30, 2017 adjustments for (i) business transformation expenses and (ii) officer transition expense to remove stock-based compensation expense of $2.5 million and $3.1 million, respectively, since we began excluding stock-based compensation expense from the measures, and excluded certain legal and regulatory expenses related to the competition matter from adjusted earnings before income taxes.

Effective July 1, 2018 and commencing with fiscal 2019 guidance, we will adjust for amortization of acquired intangible assets within our calculations of adjusted earnings before income taxes, adjusted net earnings attributable to CDK, and adjusted diluted net earnings attributable to CDK per share. Amortization of acquired intangible assets represents non-cash expenses associated with acquisition activities that we expect to become more meaningful due to our evolving acquisition strategy. These expenses are inconsistent in amount and frequency and are significantly affected by the timing and size of our acquisitions. Therefore, we will adjust for amortization of acquired intangible assets within our calculations of these measures because it does not directly reflect our underlying operations, and excluding such information provides us with a better understanding of our ongoing operating performance across periods.

We are unable to reconcile our long-term fiscal 2020 and beyond growth outlook of adjusted EBITDA and adjusted diluted earnings attributable to CDK per share without unreasonable efforts because the additional information necessary to calculate such measure on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, no reconciliation is being provided at this time.

Adjusted Earnings before Income Taxes

For fiscal 2018, management has excluded the following items from adjusted earnings before income taxes for the periods presented:

  Restructuring expenses recognized in connection with our business transformation plan.
  Other business transformation expenses included within cost of revenues and selling, general and administrative expenses.
  Total stock-based compensation expense included within cost of revenues and selling, general and administrative expenses.
  Acquisition and integration-related expenses that include legal, accounting, other professional fees, and other integration costs incurred in connection with assessment and integration of acquisitions included within selling, general and administrative expenses.
  Officer transition expense includes severance expense in connection with officer departures included within selling, general and administrative expenses for the periods presented.
  Legal and regulatory expenses related to competition matters included within selling, general and administrative expenses.
  Net loss/(gain) recorded within other income, net associated with an indemnification receivable from ADP for pre spin-off tax periods in accordance with tax matters agreement.

For fiscal 2019, management will modify the fiscal 2018 adjustments for amortization of acquired intangible assets from adjusted earnings before income taxes as follows:

  Amortization of acquired intangible assets consists of amortization of intangible assets such as customer lists, purchased software, and trademarks acquired in connection with business combinations.

Adjusted Provision for Income taxes

Management has excluded the following items from adjusted provision for income taxes for the periods presented:

  Income tax effect of pre-tax adjustments described above.
  Excess tax benefit derived from stock-option exercises and vesting of restricted stock in order to align the adjustments for this measure with our adjustments for total stock-based compensation in other measures.
  Net income tax benefit associated with a tax refund, offset by a pretax loss to establish a liability to ADP for the tax refund in accordance with the tax-matters agreement.
  As a result of the Tax Reform Act, an estimated one-time tax benefit of $26.2 million from the revaluation of the Company's net deferred tax liability partially offset by a one-time expense of $7.7 million associated with undistributed foreign earnings.

Adjusted Net Earnings Attributable to CDK and Adjusted Diluted Net Earnings Attributable to CDK per Share

For each respective presentation, management has excluded the items described above for adjusted earnings before income taxes and adjusted provision for income taxes from adjusted net earnings attributable to CDK and adjusted basic and diluted net earnings attributable to CDK per share.

The portion of expense related to noncontrolling interest of $0.3 million has been removed from restructuring expenses for the year ended June 30, 2018 and $0.1 million and $0.3 million has been removed from other business transformation expenses for the three months ended and year ended June 30, 2018, respectively. Additionally, $0.1 million related to noncontrolling interest has been removed from stock-based compensation for the year ended June 30, 2018.

Adjusted EBITDA

Management has excluded the following items from net earnings attributable to CDK in order to calculate adjusted EBITDA for the periods presented:

  Net earnings attributable to noncontrolling interest included within the financial statements for the periods presented.
  Provision for income taxes included within the financial statements for the periods presented.
  Interest expense included within the financial statements for the periods presented.
  Depreciation and amortization included within the financial statements for the periods presented.
  Total stock-based compensation expense included within cost of revenues and selling, general and administrative expenses.
  Restructuring expenses recognized in connection with our business transformation plan for the periods presented.
  Other business transformation expenses were included within cost of revenues and selling, general and administrative expenses and were incurred in connection with our business transformation plan for the fiscal year ended June 30, 2018 and 2017. Other business transformation expenses excludes accelerated depreciation of $0.2 million for the three months ended June 30, 2017, and $0.2 million and $2.5 million for the fiscal year ended June 30, 2018 and 2017, respectively.
  Acquisition and integration-related expenses that include legal, accounting, other professional fees, and other integration costs incurred in connection with assessment and integration of acquisitions included within selling, general and administrative expenses.
  Officer transition expense includes severance expense in connection with officer departures is included within selling, general and administrative expenses for the periods presented.
  Legal and regulatory expenses related to competition matters included within selling, general and administrative expenses.
  Net loss/(gain) recorded within other income, net associated with an indemnification receivable from ADP for pre spin-off tax periods in accordance with tax matters agreement.

Free Cash Flow

We also review free cash flow to measure our ability to generate additional cash from our business operations. Free cash flow is defined as cash flow from operating activities less amounts paid for capital expenditures and capitalized software. Free cash flow should be considered in addition to, rather than as a substitute for consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

Constant Currency

We use constant currency revenues and constant currency adjusted earnings before income taxes to review revenues and adjusted earnings before income taxes for our consolidated and operating segment results on a constant currency basis to understand underlying business trends. To present these results on a constant currency basis, current period results for entities reporting in currencies other than the U.S. dollar were translated into U.S. dollar using the average monthly exchange rates for the comparable prior period. As a result, constant currency results neutralize the effects of foreign currency.

Safe Harbor for Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including: the Company’s  business outlook, the Company’s forecasted GAAP and adjusted results for fiscal 2019 and its long-term growth outlook for fiscal 2020 and beyond; the Company’s objectives for its multi-year business transformation plan; other plans; objectives; forecasts; goals; beliefs; business strategies; future events; business conditions; results of operations; financial position and business outlook and trends; and other information, may be forward-looking statements. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: the Company’s success in obtaining, retaining and selling additional services to customers; the pricing of products and services; overall market and economic conditions, including interest rate and foreign currency trends, and technology trends; adverse global economic conditions and credit markets and volatility in the countries in which we do business; auto sales and advertising and related industry changes; competitive conditions; changes in regulation (including future interpretations, assumptions and regulatory guidance related to the Tax Cuts and Jobs Act); changes in technology, security breaches, interruptions, failures and other errors involving the Company’s systems; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; employment and wage levels; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; any changes to the Company’s credit ratings and the impact of such changes on financing costs, rates, terms, debt service obligations, access to capital market and working capital needs; the impact of the Company’s indebtedness, access to cash and financing, and ability to secure financing, or financing at attractive rates; litigation involving contract, intellectual property, competition, shareholder, and other matters, and governmental investigations; the Company’s ability to timely and effectively implement its transformation plan; and the ability of the Company’s significant stockholders and their affiliates to significantly influence the Company’s decisions or cause it to incur significant costs.

There may be other factors that may cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements.  The Company gives no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. You should carefully read the factors described in the Company’s reports filed with the Securities and Exchange Commission ("SEC"), including those discussed under "Part I, Item 1A. Risk Factors" in its most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q for a description of certain risks that could, among other things, cause  the Company’s actual results to differ from any forward-looking statements contained herein. These filings can be found on the Company’s website at www.cdkglobal.com and the SEC's website at www.sec.gov.

All forward-looking statements speak only as of the date of this press release even if subsequently made available by the Company on its website or otherwise. The Company disclaims any obligation to update or revise any forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Investor Relations Contact:	Media Contact:
Katie Coleman 847.485.4650 katherine.coleman@cdk.com	David Webster, Aberdeen Strategies 469.222.3667 david.webster@aberdeenstrategies.com

Source: CDK Global, Inc.